Exhibit 10.6

SUPPLEMENT

to the

Loan and Security Agreement
dated as of March 21, 2025
among

SPECTRAL AI, INC.,

a Delaware corporation
(“Company”)

SPECTRAL MD HOLDINGS LLC,

a Delaware limited liability company,
(“Spectral Holdings”)

SPECTRAL MD, INC.,

a Delaware corporation,

(“Spectral MD” together with Company, Spectral Holdings and each Additional Borrower, individually and collectively, “Borrower”)

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership (“Avenue 2”),

as administrative agent and collateral agent (in such capacities, including any successors and assigns, “Agent”),

and as a lender (in such capacity, together with each other bank, financial institution or entity from time to time party hereto as a lender, a “Lender” and collectively, the “Lenders”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of March 21, 2025 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and among Borrower, Lenders and Agent. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 11 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the Parties agree as follows:

Part 1 - Additional Definitions:

“Amortization Period” means the period commencing on the first day of the first full calendar month following the Interest-only Period and continuing until the Maturity Date.

“Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.

“Commitment Fee” is defined in Part 2, Section 4.

“Controlled Investment Affiliate” means, with respect to any Person, any fund or investment vehicle that (a) is organized for the purpose of making direct or indirect equity or debt investments in one or more companies and (b) is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“Conversion Option” is defined in Part 2, Section 3(d).

“Designated Rate” means, for each Growth Capital Loan, a variable rate of interest per annum equal to the greater of (i) the sum of (A) the Prime Rate plus (B) five and one-quarter of one percent (5.25%), and (ii) twelve and three-quarters of one percent (12.75%). Changes to the Designated Rate based on changes to the Prime Rate shall be effective as of the next scheduled interest payment date immediately following such change.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations, official guidance or interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as of the Closing Date (or any amended or successor version described above) and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing any of the foregoing.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to Seven Hundred Fifty Thousand Dollars ($750,000).

“Growth Capital Loan” means any Loan requested by Borrower and funded by a Lender under its Commitment.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECH) Act and the implementing regulations thereto.

“Indemnified Tax” means Taxes imposed on or with respect to any payment made by or on account of any obligation of Borrower to Agent or any Lender under the Loan Documents; provided, however, that Indemnified Taxes shall not include any of the following Taxes imposed on or with respect to Agent or such Lender (or their assignees) or required to be withheld or deducted from a payment to Agent or such Lender (or their assignees): (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Agent or such Lender (or their assignees) being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between Agent or such Lender (or their assignees) and the jurisdiction imposing such Tax; and (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Agent or such Lender (or their assignees) with respect to an applicable interest under this Agreement pursuant to a law in effect on the date on which (i) Agent or such Lender (or their assignees) acquires such interest in this Agreement or (ii) Agent or such Lender (or their assignees) changes its lending office, and (c) any U.S. federal withholding Taxes imposed under FATCA.

“Interest-only Period” means the period commencing on the Closing Date and continuing until the fifteenth (15th) month anniversary of the Closing Date; provided, however, that such period shall be extended for nine (9) months if as of the last day of the Interest-only Period then in effect, the Tranche 2 Milestone Date has occurred; provided, further, however, that the Interest-only Period shall not exceed the twenty-four (24) month anniversary of the Closing Date.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to each Growth Capital Loan: (a) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; or (b) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Maturity Date” means March 1, 2028.

“Milestone Date” means the first date on which Borrower has provided evidence to Agent, satisfactory to Agent in its sole discretion, on or prior to June 30, 2026, that: (a) no Default or Event of Default is continuing or would arise from the occurrence of the Tranche 2 Milestone Date; (b) Borrower has received De Novo 510(k) clearance from the U.S. Food and Drug Administration for its DeepView device in the burn indication; (c) Borrower has received written confirmation from the Biomedical Advanced Research and Development Authority (“BARDA”) of BARDA’s election to move forward with CLIN 3 pursuant to that certain September 2023 BARDA contract provided to Agent prior to the Closing Date, which commitment shall include at least Thirty-Two Million Dollars ($32,000,000) of BARDA reimbursement funding; and (d) Borrower has received, on or after the Closing Date but no later than June 30, 2026, no less than Seven Million Dollars ($7,000,000) in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net cash proceeds (excluding proceeds raised pursuant to the conversion of convertible notes issued by Borrower prior to the Closing Date) from (i) the sale of Borrower’s equity securities in a bona-fide equity financing round to investors on or after the Closing Date, and (ii) Subordinated Debt entered into on or after Closing Date, in each case, on terms and conditions reasonably acceptable to Agent.

“Prepayment Fee” means, with respect to any prepayment of the Loans:

(i) if the prepayment occurs during the period commencing on the Closing Date and ending on (but including) the first anniversary of the Closing Date, an amount equal to the aggregate principal amount of the funded Loans prepaid multiplied by three percent (3.0%);

(ii) if the prepayment occurs during the period commencing on the day after the first anniversary of the Closing Date and ending on (but including) the second anniversary of the Closing Date, an amount equal to the aggregate principal amount of the funded Loans prepaid multiplied by two percent (2.0%); and

(iii) if the prepayment occurs during the period commencing on the day after the second anniversary of the Closing Date and ending on (but excluding) the Maturity Date, an amount equal to the aggregate principal amount of the funded Loans prepaid multiplied by one percent (1.0%).

“Prepayment Notice Date” is defined in Part 2, Section 2.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by JPMorgan Chase as its prime rate in effect at its principal office in the State of New York (such announced Prime Rate not being intended to be the lowest rate of interest charged by such institution in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement.

“Pro-Rata Share” means as to any Lender, a percentage equal to (a) such Lender’s Commitment, divided by (b) the aggregate Commitments of all Lenders.

“Threshold Amount” means Two Hundred Fifty Thousand Dollars ($250,000).

“Tranche 1 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1 Commitment” opposite such Lender’s name on Schedule 1.

“Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 2 Commitment” opposite such Lender’s name on Schedule 1.

“Tranche 2 Milestone Date” means the later of (a) the Milestone Date, and (b) September 1, 2025; provided, the Tranche 2 Milestone Date shall be deemed not to have occurred unless and until the Milestone Date has also occurred.

“Warrant” is defined in Part 2, Section 3(a).

Part 2 - Additional Covenants and Conditions:

1. Growth Capital Loan Facility.

(a) Tranches. Subject to satisfaction of the conditions precedent specified in Sections 4.1 and Section 4.2 of the Loan and Security Agreement and this Supplement:

(i) Tranche 1. On or around the Closing Date, each Lender shall severally make, and Borrower agrees to draw, one (1) Growth Capital Loan to Borrower in a principal amount equal to such Lender’s Tranche 1 Commitment.

(ii) Tranche 2. Borrower may request, and each Lender shall severally make, beginning on the Tranche 2 Milestone Date and continuing through June 30, 2026, one or more Growth Capital Loans to Borrower in a principal amount not to exceed Lender’s Tranche 2 Commitment (such Loans, the “Tranche 2 Loans”).

(b) Minimum Funding Amount; Maximum Number of Borrowing Requests. Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate, original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (or, if less, the amount remaining under the Tranche 2 Commitment in respect of any Tranche 2 Loan); provided, however, that the initial Growth Capital Loan shall be funded on the Closing Date the aggregate original principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000). Borrower shall not submit a Borrowing Request more frequently than once per calendar month.

(c) Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal shall be fully amortized over the Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate, commencing after the Interest-only Period of interest-only installments at the Designated Rate. In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Agent (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs (it being understood that this clause (i) shall not apply in the case the Borrowing Date is on the same date as the Loan Commencement Date), and (ii) the first (1st) interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each month during the Interest-only Period thereafter, Borrower shall pay to Agent interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month. Commencing on the first day of the first full month after the end of the Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Agent equal consecutive monthly principal installments in advance in an amount sufficient to fully amortize the Loan evidenced by such Note over the Amortization Period, plus interest at the Designated Rate for such month. On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment shall be due and payable.

2. Prepayment. The Growth Capital Loans may be prepaid as provided in this Section 2 only. Borrower may prepay all, but not less than all, outstanding Growth Capital Loans in whole, but not in part, at any time upon no less than ten (10) Business Days’ prior written notice to the Lenders (the date such notice is delivered being the “Prepayment Notice Date”), by tendering to each Lender a cash payment in respect of such Loans in an amount determined by such Lender equal to the sum of: (i) the aggregate outstanding principal amount of such Loans; (ii) the accrued and unpaid interest on such Loans as of the date of prepayment; (iii) the applicable Prepayment Fee; and (iv) the Final Payment; provided that, if a Lender has not yet exercised its rights under Section 3(d), Borrower shall provide written notice of prepayment at least ten (10) days in advance of the proposed prepayment date and such Lender shall have the option, with respect to the Conversion Option, to exercise its rights pursuant to Section 3(d) by delivering written notice to Borrower at least two (2) Business Days in advance of the proposed prepayment date.

3. Issuance of Warrant and Right to Invest; Conversion Right.

(a) Warrant. As additional consideration for the making of its Commitment, Avenue 2 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Company (the “Warrant”).

(b) Warrant General. The Warrant shall be in form and substance reasonably satisfactory to Avenue 2, and shall provide Avenue 2 with a right to purchase fully paid and nonassessable shares of Company’s Common Stock in an amount of up to (i) One Million Two Hundred Seventy-Five Thousand Dollars ($1,275,000), divided by (ii) the Exercise Price set forth (and as defined) in the Warrant.

(c) Right to Invest. Avenue 2 (and, if applicable, any of its Controlled Investment Affiliates who are Lenders) shall have the right, in its discretion, but not the obligation, to invest up to their Pro-Rata Share of One Million Dollars ($1,000,000) in equity securities of Company on the same terms, conditions, and pricing offered by Company to any investor existing at such time (the “Option to Invest”), in connection with any offering of Company’s equity securities after the Closing Date; provided, however, such terms shall not require a seat on Company’s Board of Directors, which may be offered to other investors at Company’s discretion. The Option to Invest shall expire upon the repayment of all Obligations under the Loan and Security Agreement.

(d) Conversion Right. Each Lender shall have the right, in its discretion, but not the obligation, at any time and from time to time, commencing on the Prepayment Notice Date, to convert an amount of up to its Pro-Rata Share of Two Million Dollars ($2,000,000) of the principal amount of the outstanding Growth Capital Loans (the “Conversion Option”) into Company’s unrestricted, freely tradeable common stock (the “Common Stock”) at a price per share equal to one hundred twenty percent (120.00%) of the Exercise Price set forth (and as defined) in the Warrant, mutatis mutandis so that each reference to “Warrant” therein is a reference to this Conversion Option (the “Conversion Price;” the exercise of such Conversion Option, a “Conversion”). The Conversion Option will be exercised by such Lender delivering a written, signed conversion notice to Company in accordance with this Section 3(d) which will include (i) the date of which the conversion notice is given, (ii) a statement to the effect that the Lender is exercising the Conversion Option, (iii) the amount in respect of which the Conversion Option is being exercised and the number of shares issued, and (iv) a date on which the allotment and issuance of the shares is to take place. The Conversion Option shall expire upon the repayment of all Obligations under the Loan and Security Agreement.

4. Commitment Fee. Borrower shall pay to each Lender a commitment fee in an amount equal to such Lender’s Pro-Rata Share of One Hundred Fifty Thousand Dollars ($150,000) (the “Commitment Fee”), due and payable on the Closing Date, of which Fifty Thousand Dollars ($50,000) has been paid by Borrower to Avenue 2 as an advance deposit prior to the date hereof. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, each Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and such Lender’s pro rata share of the Commitment shall have been approved. If this condition is not satisfied, the Fifty Thousand Dollars ($50,000) advance deposit previously paid by Borrower shall be refunded. Except as set forth in this Section 4, the Commitment Fee is not refundable.

5. Documentation Fee Payment. On the Closing Date, Borrower shall reimburse each Lender and Agent pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its reasonable and documented out-of- pocket attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and reasonable out of pocket diligence expenses, and (ii) such Lender’s and Agent’s reasonable and documented out-of-pocket costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens.

6. Borrower’s Primary Operating Account and Wire Transfer Instructions:

Institution Name:
Address:
ABA No.:
Contact Name:
E-mail:
Account Title:
Account No.:

7. Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal, interest and fees due to each Lender will be automatically debited by each Lender from the same account. Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account.

8. Taxes. All payments by or on account of any obligation of Borrower under any Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes except as required by applicable law, regulation, or international agreement. If at any time any applicable law, regulation or international agreement requires Borrower to make any withholding or deduction for Tax from any such payment or other sum payable to Agent or any Lender, Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority. If such Tax deducted or withheld is an Indemnified Tax, then the sum payable by such Borrower shall be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Agent or such Lender (as the case may be) receives a net sum equal to the sum that it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority. Borrower will, upon request, furnish Agent with proof reasonably satisfactory to Agent or such Lender (as the case may be) indicating that it has made such withholding payment.

9. Compliance with Healthcare Laws. Borrower shall cause the operations and property of Borrower and each Subsidiary to comply with all applicable Healthcare Laws. Without limiting the foregoing, the operations and property of Borrower and each Subsidiary shall comply with HIPAA in all material respects. Borrower established and maintains a corporate compliance program that (i) addresses the material applicable laws, including all applicable Healthcare Laws, of governmental authorities having jurisdiction over its business and operations, and (ii) has been structured to account for the guidance issued by the U.S. Department of Health and Human Services regarding characteristics of effective corporate compliance programs. As of the Closing Date, Borrower has delivered to Agent an accurate and complete copy of each material report, study, survey or other document of which Borrower has knowledge that addresses or otherwise relates to the compliance by Borrower and the Subsidiaries, with applicable Healthcare Laws.

10. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Part 3 - Additional Representations:

Borrower represents and warrants that as of the Closing Date and, subject to any written updates of the information set forth below by Borrower to each Lender and Agent, each Borrowing Date:

a)	Its chief executive office is located at:

b)	Its Equipment is located at:

c)	Its Inventory is located at:

d)	Its Records are located at:

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations:

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names:

g)	Its state corporation identification number is:

h)	Its U.S. federal tax identification number is:

i)	Including Borrower’s Primary Operating Account identified in Section 6, Borrower maintains the following Deposit Accounts and investment accounts:

Bank Name	Account Number	Branch Address	Company/ Subsidiary	Contact	Email

Part 4 - Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

SPECTRAL AI, INC.

By:
Name:
Title:

SPECTRAL MD HOLDINGS LLC

By:
Name:
Title:

SPECTRAL MD, INC.

By:
Name:
Title:

Address for Notices:	2515 McKinney Avenue, Suite 1000
Dallas, TX 75201
Attn:
Phone
Email:

With a copy to:
Reed Smith, LLP
599 Lexington Avenue
New York, NY 10022
Attn:
Phone #
Email:

[Signature page to Supplement to loan and Security Agreement]

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

	By:	Avenue Venture Opportunities Partners II, LLC
	Its:	General Partner

By:
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn:
Email:
Phone #

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

	By:	Avenue Venture Opportunities Partners II, LLC
	Its:	General Partner

By:
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn:
Email:
Phone #

[Signature page to Supplement to loan and Security Agreement]

EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$_________________________	[DATE]

The undersigned (“Borrower”) promises to pay to the order of AVENUE VENTURE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of _______________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a variable rate per annum equal to the greater of (i) the sum of (A) the Prime Rate plus (B) five and one-quarter of one percent (5.25%), and (ii) twelve and three-quarters of one percent (12.75%) (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein. In addition, on the Maturity Date, the Borrower promises to pay to the order of Lender (i) all principal and accrued interest then remaining unpaid and (ii) the Final Payment (as defined in the Supplement to the Loan Agreement (as defined herein)).

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement, dated as of March 21, 2025, among the Borrower, each other borrower party thereto, Lender, each other lender party thereto and Agent (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as provided under Section 2 of Part 2 of the Supplement to the Loan Agreement.

This Note may be prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate, compounded monthly. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any scheduled payment under this Note by more than five (5) days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

1

[Signature page to Promissory Note]

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction.

Borrower’s execution and delivery of this Note via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Note and agreement to and acceptance of the terms hereof for all purposes. The fact that this Note is executed, signed, stored or delivered electronically shall not prevent the assignment or transfer by Lender of this Note pursuant to the terms of the Loan Agreement or the enforcement of the terms hereof. Physical possession of the original of this Note or any paper copy thereof shall confer no special status to the bearer thereof. In no event shall an original ink-signed paper copy of this Note be required for any exercise of Lender’s rights hereunder.

SPECTRAL AI, INC.

By:
Name:
Its:

2

EXHIBIT “B”

FORM OF BORROWING REQUEST

[DATE]

Avenue Venture Opportunities Fund II, L.P.
11 West 42nd Street, 9th Floor

New York, New York 10036

Re:	SPECTRAL AI, INC.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of March 21, 2025 (as amended, restated or supplemented from time to time, the “Loan Agreement”; the capitalized terms used herein as defined therein), among Avenue Venture Opportunities Fund II, L.P., as administrative agent and collateral agent (in such capacities, including any successors and assigns, “Agent”), and as a lender (“Avenue 2” and together with each other bank, financial institution or entity from time to time party thereto as a lender, collectively, “Lenders”, and each a “Lender”), Spectral AI, Inc., a Delaware corporation (“Company”), Spectral MD Holdings LLC, Spectral MD, Inc. and each Additional Borrower party thereto (together with Company, “Borrower”).

The undersigned is the _______________________ of Company and hereby requests on behalf of Borrower a Loan under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Loan is _________________ Dollars ($_________). The Borrowing Date of the proposed Loan is _____________________ (the “Borrowing Date”).

(a) On the Borrowing Date, Avenue 2 will wire $[___________] less fees and expenses to be deducted on the Borrowing Date of (a) [$___] in respect to the Commitment Fee, of which [$___] has been paid to Avenue 2 prior to the date hereof, (b) $[____________] in respect to the interest fee, and (c) $[____________] in respect to the legal fees for net proceeds of $[____________], to Borrower pursuant to the following wire instructions:

Institution Name:
Address:
ABA No.:
Contact Name:
Phone No.:
E-mail:
Account Title:
Account No.:

1

[(b) On the Borrowing Date, in connection with the payoff, Avenue 2 will wire $[___] to [collection agent on behalf of subordinated noteholders] pursuant to the following wire instructions:

Institution Name:
Address:
ABA No.:
Contact Name:
Phone No.:
E-mail:
Account Title:
Account No.:

[(c) On the Borrowing Date, Avenue 2 will wire $[___] to DLA Piper LLP (US) for fees and expenses pursuant to the following wire instructions:]1

Institution Name:	Wells Fargo Bank, N.A.
ABA No.:	121000248
Account Title:	DLA Piper LLP (US)
Account No.:	4053611935
Reference:
Confirm remittance:

2. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of Borrower contained in Article 3 of the Loan Agreement and Part 3 of the Supplement are true and correct in all material respects (provided, however, that such materiality qualifier shall not apply to any representations and warranties that already are qualified or modified by materiality in the text thereof) other than those representations and warranties expressly referring to a specific date which are true and correct in all material respects as of such date, and the conditions precedent described in Sections 4.1 and/or 4.2 of the Loan Agreement and Part 2 of the Supplement, as applicable, have been met.

3. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

4. Company’s most recent financial statements, financial projections or business plan dated ________, as reviewed by Company’s board of directors, are enclosed herewith in the event such financial statements, financial projections or business plan have not been previously provided to Agent.

Remainder of this page intentionally left blank; signature page follows

[1]	To be included in the Borrowing Request on the Closing Date. The executed Borrowing Request must be delivered Business Days prior to the Closing Date.

2

[Signature page to Borrowing Request]

Borrower shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

SPECTRAL AI, INC.

By:
Name:
Title:*

*	Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “C”

FORM OF
COMPLIANCE CERTIFICATE

Avenue Venture Opportunities Fund II, L.P.
11 West 42nd Street, 9th Floor

New York, New York 10036

Re:	SPECTRAL AI, INC.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of March 21, 2025 (as amended, restated or supplemented from time to time, the “Loan Agreement”; the capitalized terms used herein as defined therein), among Avenue Venture Opportunities Fund II, L.P., as administrative agent and collateral agent (in such capacities, including any successors and assigns, “Agent”), and as a lender (“Avenue 2” and together with each other bank, financial institution or entity from time to time party thereto as a lender, collectively, “Lenders”, and each a “Lender”), Spectral AI, Inc., a Delaware corporation (“Company”), , Spectral MD Holdings LLC, Spectral MD, Inc. and each Additional Borrower party thereto (together with Company, “Borrower”).

The undersigned authorized representative of Company hereby certifies in such capacity that in accordance with the terms and conditions of the Loan Agreement, (i) no Default or Event of Default has occurred and is continuing, except as noted below, and (ii) Borrower is in compliance for the financial reporting period ending _____________________________ with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned authorized representative of Company further certifies in such capacity that: (a) the accompanying financial statements have been prepared in accordance with Company’s past practices applied on a consistent basis, or in such manner as otherwise disclosed in writing to Agent, throughout the periods indicated; and (b) the financial statements fairly present in all material respects the financial condition and operating results of Company and its Subsidiaries, if any, as of the dates, and for the periods, indicated therein, subject to the absence of footnotes and normal year-end audit adjustments (in the case of interim monthly financial statements), except as explained below.

Please provide the following requested information and

indicate compliance status by circling (or otherwise indicating) Yes/No under “Included/Complies”:

REPORTING REQUIREMENT	REQUIRED	INCLUDED/COMPLIES

Balance Sheet, Income Statement & Cash Flow Statement	Monthly, within 30 days	YES / NO / N/A

Operating Budgets, 409(A) Valuations & Updated Capitalization Tables	As modified	YES / NO / N/A

Annual Financial Statements	Annually, within 90 day of fiscal year-end	YES / NO / N/A

Board Packages	As modified	YES / NO / N/A

Date of most recent Board-approved budget/plan ____________

Any change in budget/plan since version most recently delivered to Agent If Yes, please attach		YES / NO / N/A

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Date of most recent capitalization table: ________________

Any changes in capitalization table since version most recently delivered to Agent?:	YES / NO / N/A

If Yes, please attach a copy of latest capitalization table

EQUITY & CONVERTIBLE NOTE FINANCINGS

Please provide the following information (if applicable) regarding Borrower’s most-recent equity and/or convertible note financing each time this Certificate is delivered to Agent

Date of Last Round Raised: ________________

Has there been any new financing since the last Compliance Certificate submitted?	YES / NO

If “YES” please attach a copy of the Capitalization Table

Date Closed: _______________
Series: _______________
Per Share Price: $______________
Amount Raised: ______________
Post Money Valuation: ________________

Any stock splits since date of last report?	YES / NO

If yes, please provide any information on stock splits which would affect valuation:

Any dividends since date of last report?	YES / NO

If yes, please provide any information on dividends which would affect valuation:

Any unusual terms? (i.e., Anti-dilution, multiple preference, etc.)	YES / NO

If yes, please explain:

ACCOUNT CONTROL AGREEMENTS

Pursuant to Section 6.11 of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, Borrower and the Subsidiaries maintain only those deposit and investment accounts set forth below; and (ii) to the extent required by Section 6.11 of the Loan Agreement, a control agreement has been executed and delivered to Agent with respect to each such account [Note: If Borrower or any Subsidiary has established any new account(s) since the date of the last compliance certificate, please so indicate].

Each Excluded Account is designated below with a “*”.

Deposit Accounts2

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)	[_________]	[_________]	YES / NO	YES / NO	YES / NO

2.)	___________________	___________________	YES / NO	YES / NO	YES / NO

[2]	Company: Please complete with existing accounts.

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Securities Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)	None	___________________	YES / NO	YES / NO	YES / NO

2.)	___________________	___________________	YES / NO	YES / NO	YES / NO

3.)	___________________	___________________	YES / NO	YES / NO	YES / NO

4.)	___________________	___________________	YES / NO	YES / NO	YES / NO

AGREEMENTS WITH PERSONS IN POSSESSION OF TANGIBLE COLLATERAL

Pursuant to Section 5.9(e) of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, tangible Collateral is located at the addresses set forth below; and (ii) to the extent required by Section 5.9(e) of the Loan Agreement, a Waiver has been executed and delivered to Agent, or such Waiver has been waived by Agent, [Note: If Borrower has located Collateral at any new location since the date of the last compliance certificate, please so indicate].

	Location of Collateral	Value of Collateral at such Locations	Waiver In place?	Complies?	New Location?

1.)	___________________	$___________________	YES / NO	YES / NO	YES / NO

2.)	___________________	$___________________	YES / NO	YES / NO	YES / NO

3.)	___________________	$___________________	YES / NO	YES / NO	YES / NO

4.)	___________________	$___________________	YES / NO	YES / NO	YES / NO

SUBSIDIARIES AND OTHER PERSONS

Pursuant to Section 6.14(a) of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, Borrower and the Subsidiaries have directly or indirectly acquired or created, or intend to directly or indirectly acquire or create, each Subsidiary or other Person described below; and (ii) such Subsidiary or Person has been made an Additional Borrower under the Loan Agreement or a guarantor of the Obligations [Note: If Borrower has acquired or created any Subsidiary since the date of the last compliance certificate, please so indicate].

	Name:	Jurisdiction of formation or organization:[3]	Additional Borrower or guarantor?	Complies?	New Subsidiary or Person?

1.)	___________________	___________________	YES / NO	YES / NO	YES / NO

2.)	___________________	___________________	YES / NO	YES / NO	YES / NO

3.)	___________________	___________________	YES / NO	YES / NO	YES / NO

4.)	___________________	___________________	YES / NO	YES / NO	YES / NO

[3]	Under the “Explanations” heading (see below) please include a description of such Subsidiary’s or Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary if such information has not been previously furnished to Agent.

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IMMATERIAL SUBS IDIARIES

Immaterial Subsidiary:	Percentage of Company’s Consolidated Total Assets:

1.)%

2.)%

3.)%

4.)%

Do the total assets of all Immaterial Subsidiaries, when taken together, exceed a book value of 10.0% of the consolidated total assets of Company and its Subsidiaries (determined on a consolidated basis and in accordance with GAAP, excluding any intercompany items in the ordinary course of business)? YES / NO

Does any Immaterial Subsidiary own any Intellectual Property material to Borrower's business? YES / NO
(If yes, please list each applicable Immaterial Subsidiary).

Does Spectral Ireland maintain an aggregate balance or fair market value of cash and other assets that is greater than $0? YES / NO

Does Spectral UK maintain (a) an aggregate cash balance that exceeds $200,000, or (b) an aggregate fair market value of assets that exceeds $1,000,000? YES / NO

EXPLANATIONS

[Remainder of this page intentionally left blank; signature page follows]

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[Signature page to Compliance Certificate]

Very truly yours,

SPECTRAL AI, INC.

By:
Name:
Title:*

*	Must be executed by Company’s Chief Financial Officer or other executive officer.

SCHEDULE 1

LENDER COMMITMENTS

LENDERS	TRANCHE 1 COMMITMENT	TRANCHE 2 COMMITMENT	COMMITMENT
Avenue Venture Opportunities Fund II, L.P.	$8,500,000	$6,500,000	$15,000,000
Total	$8,500,000	$6,500,000	$15,000,000